Amendment No. 4 to Fund Participation Agreement Among Pacific Life Insurance Company Schwab Annuity Portfolios And Charles Schwab & Co., Inc. Pacific Life Insurance Company, on its behalf and on behalf of certain segregated asset accounts of the Company, Schwab Annuity Portfolios and Charles Schwab & Co., Inc. have previously entered into a Participation Agreement dated May 1, 2012 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”). This Amendment No. 4 is effective as of May 1, 2026. AMENDMENT For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows: 1. Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached here. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment. Counterparts: This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original. [remainder of page intentionally left blank] Docusign Envelope ID: 35DAD6F5-8046-42FC-8DD8-84EAC2737E59

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date indicated below. PACIFIC LIFE INSURANCE COMPANY By its authorized officer, By: _____________________________ Name: Jose Miscolta Title: AVP, Investment Marketing Date: ___________________________ SCHWAB ANNUITY PORTFOLIOS By its authorized officer, By: _____________________________ Name: Dana S. Smith Title: CFO Date: ___________________________ CHARLES SCHWAB & CO., INC. By its authorized officer, By: ______________________________ Name: John Sturiale Title: Managing Director Date: ____________________________ Docusign Envelope ID: 35DAD6F5-8046-42FC-8DD8-84EAC2737E59 2/19/2026 2/19/2026 2/19/2026

SCHEDULE A The term “Account” of the Company includes any existing segregated asset account (as listed below) as well as any segregated asset account created subsequent to the date hereof, that offer Designated Portfolios. Segregated Asset Accounts: Separate Account A of Pacific Life Insurance Company Pacific Select Exec Separate Account of Pacific Life Insurance Company Pacific COLI Separate Account X Pacific COLI Separate Account XI Docusign Envelope ID: 35DAD6F5-8046-42FC-8DD8-84EAC2737E59